LIGHTHOUSE FAST FERRY, INC.
West Caldwell Office Park
195 Fairfield Avenue, West Caldwell, New Jersey 07706

PROXY STATEMENT
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Securities Exchange Act of 1934

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Lighthouse Fast Ferry, Inc.

(Name of the Corporation as Specified in Charter)

Anthony Colasanti, Secretary

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LIGHTHOUSE FAST FERRY, INC.
195 Fairfield Avenue, Suite 3C
West Caldwell, New Jersey 07006

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on July 10, 2002

To the Shareholders of
LIGHTHOUSE FAST FERRY, INC.

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of LIGHTHOUSE FAST FERRY, INC. (“Lighthouse”) will be held at The Park Avenue Club, located at 184 Park Avenue, Florham Park, New Jersey 07932 on Wednesday, July 10, 2002 at 11:00 a.m., New Jersey time, for the following purposes:

1.	To elect four directors to Lighthouse’s Board of Directors to hold office for a period of one year or until their successors are duly elected and qualified; and

2.	To transact such other business as may properly be brought before the meeting or any adjournment thereof.

The close of business on June 6, 2002 has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof.

You are cordially invited to attend the Annual Meeting. Whether or not you plan to attend, please complete, date and sign the accompanying proxy and return it promptly in the enclosed envelope to assure that your shares are represented at the Annual Meeting. If you do attend, you may revoke any prior proxy and vote your shares in person if you wish to do so. Any prior proxy will automatically be revoked if you execute the accompanying proxy or if you notify our Secretary, in writing, prior to the Annual Meeting of Shareholders.

By Order of the Board of Directors

ANTHONY COLASANTI, Secretary

Dated: June 7, 2002

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

LIGHTHOUSE FAST FERRY, INC.
195 Fairfield Avenue, Suite 3C
West Caldwell, New Jersey 07006

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JULY 10, 2002

This Proxy Statement and the accompanying form of proxy have been mailed on or about June 10, 2002 to the holders of the common stock of record on June 6, 2002 (the “Record Date”) of LIGHTHOUSE FAST FERRY, INC., a New Jersey corporation (“Lighthouse”) in connection with the solicitation of proxies by the Board of Directors of Lighthouse for use at the Annual Meeting of Shareholders to be held on July 10, 2002 and at any adjournment thereof.

SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

Shares of Lighthouse’s common stock represented by an effective proxy in the accompanying form will, unless contrary instructions are specified in the proxy, be voted as follows:

1.	FOR the election of the four persons nominated by the Board of Directors to serve as directors of Lighthouse; and

2.	FOR such other matters as may be properly brought before the meeting and for which the persons named on the enclosed proxies determine, in their sole discretion to vote in favor.

Any such proxy may be revoked at any time before it is voted. A shareholder may revoke his or her proxy by notifying our Secretary either in writing prior to the Annual Meeting, in person at the Annual Meeting, by submitting a proxy bearing a later date or by voting in person at the Annual Meeting. Directors shall be elected by an affirmative vote of a plurality of the votes cast at the meeting. A shareholder voting through a proxy who abstains with respect to the election of Directors is considered to be present and entitled to vote on the election of Directors at the meeting, and is in effect a negative vote, but a shareholder (including a broker) who does not give authority to a proxy to vote, or withholds authority to vote, on the election of Directors shall not be considered present and entitled to vote on the election of Directors. Broker non-votes and abstentions will be counted towards the determination of a quorum which, according to our Bylaws, will be the presence, in person or by proxy, of a majority of the issued and outstanding shares of common stock entitled to vote.

Lighthouse will bear the cost of the solicitation of proxies by the Board of Directors. The Board of Directors may use the services of its executive officers and certain directors to solicit proxies from shareholders in person and by mail, telegram and telephone. Arrangements may also be made with brokers, fiduciaries, custodians, and nominees to send proxies, proxy statements and other material to the beneficial owners of Lighthouse’s common stock held of record by such persons, and Lighthouse may reimburse them for reasonable out-of-pocket expenses incurred by them in so doing.

The Annual Report to Shareholders for the fiscal year ended December 31, 2001, including financial statements, accompanies this Proxy Statement.

The principal executive offices of Lighthouse are located at 195 Fairfield Avenue, Suite 3C, West Caldwell, New Jersey 07006; Lighthouse’s telephone number is (973) 618-9034.

Independent Public Accountants

The Board of Directors of Lighthouse has selected Rothstein, Kass & Company, P.C., Certified Public Accountants, as its independent accountants for the fiscal year ending December 31, 2002. Shareholders are not being asked to approve such selection because such approval is not required under Lighthouse’s Bylaws or the Business Corporation Act of the State of New Jersey. The audit services provided by Rothstein, Kass & Company, P.C., consist of examination of financial statements, review of filings with the Securities and Exchange Commission, and consultation in regard to various accounting matters. Representatives of Rothstein, Kass & Company, P.C., are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

On October 16, 2001, Lighthouse’s Board of Director’s dismissed its accountants, Weinick, Sanders, Leventhal & Co. LLP, Certified Public Accountants and on October 18, 2001 engaged Rothstein, Kass & Company, P.C., as its new independent accountants. On October 18, Lighthouse filed a Current Report on Form 8-K to report the change in accountants.

The Board of Directors of Lighthouse and its Audit Committee approved of the dismissal of Weinick, Sanders, Leventhal & Co., and the engagement of Rothstein, Kass & Company, P.C., as its independent accountants. None of the reports of Weinick, Sanders, Leventhal & Co. on Lighthouse’s financial statements for either of the past two fiscal years or subsequent interim period up to the date of their dismissal contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, except that the audited financial statements contained in Lighthouse’s Form 10-KSB for the fiscal year ended December 31, 2000 stated the following:

“The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in

Note 1 to the consolidated financial statements, the Company has sustained substantial losses for the years ended December 31, 2000 and 1999. In addition, at December 31, 2000 the Company has working capital and stockholder capital deficiencies of $4,324,309 and $1,051,161, respectively. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

There were no disagreements between Lighthouse and Wenick, Sanders, Leventhal & Co. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Weinick, Sanders, Leventhal & Co. would have caused them to make reference to the subject matter of the disagreement in connection with their report. Further, Weinick, Sanders, Leventhal & Co. has not advised Lighthouse that: (1) internal controls necessary to develop reliable financial statements did not exist; (2) information has come to their attention which made it unwilling to rely upon management’s representations, or made it unwilling to be associated with the financial statements prepared by management; or (3) the scope of the audit should be expanded significantly, or information has come to their attention that they have concluded will, or if further investigated might, materially impact the fairness or reliability of a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued during the two fiscal years ended December 31, 2000 and the subsequent unaudited interim periods up to the date of their dismissal.

On October 18, 2001, Lighthouse engaged Rothstein, Kass & Company, P.C., as its principal accountant to audit its financial statements, replacing Weinick, Sanders, Leventhal & Co. During Lighthouse’s two most recent fiscal years and the subsequent interim periods up to the retention by Lighthouse of Rothstein, Kass & Company, P.C., Lighthouse did not consult Rothstein, Kass & Company, P.C., on the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on Lighthouse’s financial statements; nor did Rothstein, Kass & Company, P.C., provide advice to Lighthouse, either written or oral, that was an important factor considered by Lighthouse in reaching a decision as to the accounting, auditing or financial reporting issue. Further, during Lighthouse’s two most recent fiscal years and subsequent interim period up to the date that Lighthouse retained Rothstein, Kass & Company, P.C., Lighthouse did not consult Rothstein, Kass & Company, P.C., on any matter that was the subject of a disagreement or a reportable event.

Audit Fees

The aggregate fees billed by Rothstein, Kass & Company, P.C., for professional services rendered for the audit of Lighthouse’s annual financial statements for the fiscal year ended December 31, 2001, and for the review of the financial statements included in Lighthouse’s

Quarterly Reports on Form 10-QSB for that fiscal year were $49,500. The aggregate fees billed by Weinick, Sanders, Leventhal & Co., LLP, for professional services rendered for the audit of Lighthouse’s annual financial statements for the fiscal year ended December 31, 2001 and for the review of the financial statements included in Lighthouse’s Quarterly Reports on Form 10-QSB during the fiscal year ended December 31, 2001 were $62,523.

Financial Information Systems Design and Implementation Fees

The Company did not incur any fees billed by Rothstein, Kass & Company, P.C., or Weinick, Sanders, Leventhal & Co., LLP, for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2001.

All Other Fees

Fees billed to us by Rothstein, Kass & Company, P.C., during the fiscal year ended December 31, 2001 for all other non-audit services rendered, including tax related services, totaled $350. Fees billed to us by Weinick, Sanders, Leventhal & Co., LLP, during the fiscal year ended December 31, 2001 for all other non-audit services rendered, including tax related services, totaled $19,903.

In the course of its meetings, the Audit Committee has considered whether Rothstein, Kass & Company’s provision of these other services is compatible with maintaining Rothstein, Kass & Company’s independence and determined the services to be compatible.

VOTING SECURITIES AND SECURITY OWNERSHIP
OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The securities entitled to vote at the Annual Meeting are Lighthouse’s common stock, par value $.01 per share. The presence, in person or by proxy, of a majority of shares entitled to vote will constitute a quorum for the meeting. Each share of common stock entitles its holder to one vote on each matter submitted to shareholders. The close of business on June 6, 2002 has been fixed as the Record Date for the determination of the common stock holders entitled to notice of and to vote at the meeting and any adjournment thereof. As of June 6, 2002, there were 17,814,088 shares of common stock issued and outstanding. Voting of the shares of common stock is on a non-cumulative basis.

The following table sets forth certain information as of June 6, 2002, with respect to each Director, each nominee for Director, each executive officer, all Directors and Officers as a group and the persons (including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) known by Lighthouse to be the beneficial owner of more than five (5%) percent of any class of its voting securities.

Directors, Officer and 5% Shareholders(1)	Amount and Percentage of Beneficial Ownership(1)
	Number of Shares		Percent

Anthony Cappaze 195 Fairfield Avenue, Suite 3C West Caldwell, NJ 07006	2,175,850	(2)	11.50%

Anthony Colasanti 195 Fairfield Avenue, Suite 3C West Caldwell, NJ 07006	1,035,838	(3)	5.52%

Gregory Hauke 195 Fairfield Avenue, Suite 3C West Caldwell, NJ 07006	34,250		*	*

Richard King 195 Fairfield Avenue, Suite 3C West Caldwell, NJ 07006	5,000		*	*

Patricia Beene 195 Fairfield Avenue, Suite 3C West Caldwell, NJ 07006	95,000	(4)	*	*

Capital Research Ltd. 27241 Paseo Peregrino San Juan Capistrano, CA 92675	2,602,250	(5)	13.57%

Joseph Giamanco 4 W hite Rock Terrace Holmdel, NJ 07733	1,650,000	(6)	8.94%

Michael Lauer c/o The Lancer G roup 375 P ark Avenue New York, NY 10152	14,541,667	(7)	62.66%

All Directors and Officers as a group (5 persons in number)	3,690,938	(8)	19.11%

** Less than 1%

(1)	Unless otherwise indicated below, each director, officer and 5% shareholder has sole voting and sole investment power with respect to all shares that he or she beneficially owns.

(2)
Includes 718,700 shares owned by Cappaze Associates, L.P., of which Mr. Cappaze is the General Partner; 15,000 shares owned by Mr. Cappaze’s spouse; options to acquire 200,000 shares at $1.75 per share exercisable until June 11, 2005; warrants to purchase 100,000 shares at $1.25 per share exercisable until October 27, 2007; warrants to purchase 100,000 shares at $1.00 per share exercisable until January, 2006; warrants to purchase 200,000 shares at $1.25 per share exercisable until January 1, 2007; warrants to purchase 100,000 shares at $1.00 per share until January 1, 2007; warrants to purchase 100,000 shares at $1.10 per share exercisable until May 16, 2007; and options to purchase 300,000 shares at an exercise price of $1.20 per share with options to purchase 100,000 shares expiring on January 1, 2007 and options to purchase 200,000 shares expiring on February 5, 2007.

(3)
Includes options to acquire 100,000 shares at $1.50 per share exercisable until December 20, 2006; warrants to purchase 100,000 shares at $1.25 per share exercisable until October 27, 2006; warrants to purchase 200,000 shares at an exercise price of $1.25 per share exercisable until January 2005; warrants to purchase 50,000 shares at an exercise price of $1.00 per share exercisable until January 2006; warrants to purchase 150,000 shares at an exercise price of $1.10 per share exercisable until May 16, 2007; and options to purchase 300,000 shares at an exercise price of $1.20 per share with options to purchase 100,000 shares expiring on January 1, 2007 and options to purchase 200,000 shares expiring on February 5, 2007.

(4)
Includes options to acquire 50,000 shares at $1.00 per share exercisable until September 30, 2004 and options to purchase 30,000 shares expiring on February 5, 2007. Excludes options to acquire 50,000 shares at $1.00 per share exercisable until September 30, 2005 and options to acquire 75,000 shares at $1.00 per share exercisable until September 30, 2006, which options are not exercisable until October 1, 2002 and October 1, 2003, respectively.

(5)
Includes (a) warrants to purchase 547,500 shares at exercise prices ranging between $1.25 and $1.65 per share expiring at various dates through March 2007; and (b) approximately 868,000 shares underlying currently convertible promissory notes, which notes are convertible into shares of common stock at the rate of one share for each $1.00 of indebtedness due and owing.

(6)
Includes (a) warrants to purchase 350,000 shares at $1.00 per share exercisable until July 2004; and (b) 300,000 shares underlying a convertible promissory note, which note is convertible into shares of common stock at the rate of one share for each $1.00 of indebtedness then due and owing.

(7)
Mr. Lauer is Managing Director of Lancer Offshore, Inc., The Viator Fund Ltd. and The Orbiter Fund, and managing partner of Lancer Partners, L.P. This total includes 4,800,000 shares, warrants to purchase 750,000 shares and approximately 2,516,000 shares issuable upon conversion of convertible promissory notes beneficially owned by Lancer Offshore, Inc.; 2,225,000 shares and warrants and approximately 1,100,000 shares issuable upon conversion of convertible promissory notes beneficially owned by The Viator Fund, Ltd.; 375,000 shares beneficially owned by The Orbitor Fund; 1,500,000 shares and 841,666 shares issuable upon conversion of convertible promissory notes beneficially owned by Lancer Partners, L.P.; and 250,000 shares owned directly by Mr. Lauer.

(8)	Includes footnotes (2) through (4).

Certain Reports

Section 16 (a) of the Securities Exchange Act of 1934 requires Lighthouse’s directors and certain of its officers and persons owning greater than 10% of its outstanding common stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and Nasdaq. Executive officers, directors and 10% stockholders are required by SEC regulations to furnish Lighthouse with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to Lighthouse and written representations from Lighthouse’s executive officers and directors, Lighthouse believes that all reports on Forms 3, 4 or 5 required to be filed were filed on a timely basis for the fiscal year ended December 31, 2001 other than Joseph Giamanco, who failed to timely file a Form 3, and Joseph Giamanco and Francis Matusek, who failed to timely file Forms 5.

It is expected that the following will be considered at the Annual Meeting and action taken thereon:

I.    ELECTION OF DIRECTORS

The Board of Directors is nominating four persons for election as directors. The number of directors on Lighthouse’s Board of Directors has been established by Lighthouse’s Bylaws as no fewer than one nor more than twenty-one directors. The Board of Directors currently consists of four members elected for a term of one year and until their successors are duly elected and qualified. A vacancy on the Board of Directors was created by Frank Matusek’s resignation from the Board on June 1, 2001. At Lighthouse’s 2001 Annual Meeting, Mr. Richard D. King was elected to the Board of Directors to fill the vacancy created by the resignation of Mr. Matusek.

The terms of the members of the Board of Directors expire at this Annual Meeting. The present directors of Lighthouse nominated for reelection to the Board of Directors at this Annual Meeting are Anthony Cappaze, Anthony Colasanti, Gregory Hauke and Richard D. King. If elected, each nominee will hold office for a term of one year, until their successors are duly elected or appointment or until their earlier death, resignation or removal.

The affirmative vote of a plurality of the outstanding shares of common stock entitled to vote thereon, voting together as a single class at the Annual Meeting of shareholders is required to elect the Directors. All proxies received by the Board of Directors will be voted for the election as Directors each of the nominees listed below if no direction to the contrary is given. In the event that any nominee is unable to serve, the proxy solicited hereby may be voted, in the discretion of the proxies, for the election of another person in his stead. The Board of Directors knows of no reason to anticipate that this will occur.

The following table sets forth certain information as of the Record Date with respect to the directors and executive officers of Lighthouse, including the four nominees for election to

Lighthouse’s Board of Directors at the Annual Meeting. The Directors are the directors nominated for election at the Annual Meeting and if elected will hold office until the next Annual Meeting of Shareholders or until their successors are elected and qualify. No family relationships exist among Lighthouse’s executive officers and directors.

Name	Position with Company; Principal Occupation; Age	Director Continually Since	Term Expires

Anthony Cappaze	Chairman of Board of Directors and Chief Executive Officer; 58	1991	Nominee

Anthony Colasanti	Director, Vice- President, Secretary and General Counsel; 59	1996	Nominee

Gregory Hauke	Director; 51	2000	Nominee

Richard D. King	Director; 63	2001	Nominee

Patricia Beene	Chief Financial Officer; 47	N/A	N/A

Anthony Cappaze has served as the Chairman of the Board and Chief Executive Officer of Lighthouse since its inception. He has served as president of Trinity Group, an investment advisory company, since 1998. From 1983 to 1998, he was Regional Manager, New York and New Jersey, for Northern Telecom. Prior to that, from 1975 to 1983, he served as Eastern U.S. Regional Vice President, Computer Marketing and Sales, at United Telecom. He attended Minnesota State University from 1963 to 1964.

Anthony Colasanti is the Vice President, Secretary, General Counsel and a Director of Lighthouse. He has served as a Director of Lighthouse and General Counsel since 1996. He was elected by the Board to serve as Corporate Secretary beginning January 1, 1999. He was engaged in the general practice of law in New Jersey from 1967 to 1999, with an emphasis on commercial transactional matters and commercial litigation. From 1987 to 1991, he served as a director for Newton Savings Bank, a New Jersey savings and loan institution. He received his B.S. in Economics from St. Peter’s College in 1964 and his LLB (Law) from Seton Hall University in 1967.

Gregory Hauke has served as a Director of Lighthouse since 2000 and has served as President of Hauke Realty Inc. since 1985 and has served as Chief Financial Officer of Phoenix

Funding since 1996. Mr. Hauke also serves as Managing Partner of several real estate partnerships and is formerly of the accounting firm of Arthur Anderson & Company. Mr. Hauke received his B.S. in Business Administration from Seton Hall University and his MBA from Fairleigh Dickinson University.

Richard King has served as a Director of Lighthouse since 2001. Mr. King has been privately employed as an engineering and project management consultant since January 2000. From July 1963 to January 2000, Mr. King has been employed by Consolidated Edison of New York, Inc., serving as a Director of Alternate Fuels from 1993 to 1997, and serving as Chief Engineer, Fossil Power Engineering and Construction from 1997 to January 2000. Mr. King received a BSCE in 1963 and a MSCE in 1966 from the New Jersey Institute of Technology.

Patricia Beene has been the Chief Financial Officer of Lighthouse since October 2001. Previously, Ms. Beene was a partner in the consulting firm Inferential Focus from 1999 until 2001 and the Chief Financial Officer of Beau Dietl & Associates from 1996 to 1999.

Significant Employee

John Koenig is the Director of Operations of Lighthouse. Mr. Koenig has served as Director of Operations and the President of New York Fast Ferry Services, Inc. (“New York Fast Ferry”) since Lighthouse’s acquisition of New York Fast Ferry in October 1998. He was one of the founding partners of the New York Fast Ferry enterprise and was directly responsible for the start-up and operation of two commuter ferry routes in the New York metropolitan area. Prior to that, Mr. Koenig served as a Vice President at Derecktor Shipyards in Mamaroneck, New York, responsible for marketing, sales contract negotiation, planning and strategy. Derecktor Shipyards is a leading custom builder of aluminum commercial vessels and yachts, including high-speed ferries.

Board Meetings, Committees and Compensation of Directors

During the fiscal year ended December 31, 2001, three meetings of the Board of Directors were held. Each director of Lighthouse was present at all meetings of the Board of Directors, either in person or by telephone, held during fiscal 2001.

Audit Committee.    The Audit Committee of the Board of Directors acts to: (i) acquire a complete understanding of Lighthouse’s audit functions; (ii) review with management the finances, financial condition and interim financial statements of Lighthouse; (iii) review with Lighthouse’s independent accountants the year-end financial statements; and (iv) review implementation with the independent accountants and management any action recommended by the independent accountants. During the fiscal year ended December 31, 2001, the Audit Committee did not meet other than in connection with meetings of the entire Board of Directors. As of the date of this Proxy Statement, the Audit Committee has not adopted a written charter.

Both members of Lighthouse’s Audit Committee are “independent” within the definition of that term as provided by Rule 4200(a)(14) of the listing standards of the National Association of Securities Dealers. Members of the Audit Committee receive $500 per additional meeting of the Audit Committee in addition to compensation received in connection with meetings of the Board of Directors.

The audit committee hereby states that it:

•	has reviewed and discussed the audited financial statements with the Company’s management;

•	has discussed with Lighthouse’s independent auditors the matters required to be discussed by SAS 61, as may be modified or supplemented;

•
has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and has discussed with the independent accountants the independent accountant’s independence; and

•
has recommended to the Board of Directors of Lighthouse that the audited financial statements be included in its Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001 for filing with the Commission.

The Audit Committee of the Board of Directors of Lighthouse Fast Ferry, Inc.:

Gregory Hauke

Richard D. King

Lighthouse does not have a standing nominating committee or compensation committee of the Board of Directors or other committees performing similar functions. Mr. Hauke and Mr. King are the members of the stock option committee of the Board of Directors of Lighthouse. The stock option committee did not meet during the fiscal year ended December 31, 2001. All option grants awarded during the last fiscal year were approved by the entire Board of Directors of Lighthouse. The stock option committee has met one time during the current fiscal year to approve recent awards made under the 2000 Employee Stock Option Plan.

Outside Directors of Lighthouse are paid $500 per meeting for their services rendered. Additionally, the outside directors are reimbursed for all expenses incurred by them in attending board meetings. Effective with the election of directors in October 2001, all outside directors shall receive 5,000 shares of common stock per year, in consideration for serving on Lighthouse’s Board of Directors.

Lighthouse currently has no retirement, pension, profit-sharing or insurance or medical reimbursement plans covering its officers and directors, but does contemplate implementing group health, term life insurance and 401(k) plans once additional full-time management employees are hired. The NY Fast Ferry group has a group health insurance plan and a 401(k) plan for its employees. Lighthouse’s employees participate in NY Fast Ferry’s health insurance plan.

Directors employed by Lighthouse are not entitled to any additional compensation as such. The Board of Directors generally meets on a quarterly basis in addition to such other occasions as the business of Lighthouse may from time to time require.

Vote Required for Election of Directors

The affirmative vote of the holders of a plurality of the shares of common stock voting at the Annual Meeting is required for the approval of the nominees to the Board of Directors.

THE BOARD OF DIRECTORS DEEMS THE ELECTION OF THE NOMINEES TO THE BOARD OF DIRECTORS TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND RECOMMENDS A VOTE “FOR” APPROVAL THEREOF.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Executive Compensation

Summary of Cash and Certain Other Compensation

The following provides certain information concerning all Plan and Non-Plan (as defined in Item 402 (a)(ii) of Regulation S-B) compensation awarded to, earned by, paid or accrued by Lighthouse during the years ended December 31, 2001, 2000 and 1999 to each of the named executive officers of Lighthouse.

SUMMARY COMPENSATION TABLE

FISCAL YEAR COMPENSATION					LONG TERM COMPENSATION
Name and Principal Position	Year	Salary(1) ($)	Bonus ($)	Other Annual Compensation	Awards		Payouts
					Securities underlying Option/SARs Granted	Restricted Shares or Restricted Share Units	LTIP Payouts ($)	All other Compen- sation ($)
Anthony Cappaze, Chairman and CEO	2001 2000 1999	150,000 150,000 100,000	0 0 0	0 0 0	200,000 300,000 300,000	0 0	0 0	12,500 0 5,700

Anthony Colasanti, VP, General Counsel & Secretary	2001 2000	133,793 114,334	0 0	0 0	200,000 250,000	0 0	0 0	9,000 0

John Ferreira, (2) CFO	2001 2000	88,542 71,667	0 0	0 0	0 0	0 0	0 0	5,000 5,000

Patricia Beene, (3) CFO	2001	31,250	0	0	175,000	0	0	1,500

(1)
The base compensation is recorded and accrued, but some payments are deferred in the interest of optimizing Lighthouse’s cash flow for the calendar years ended December 31, 1999, 2000 and 2001. At various times during 2000 and 2001, Mr. Colasanti elected to receive stock in lieu cash payment of deferred salary.

(2)	Mr. Ferreira’s was employed by Lighthouse from May 31, 2000 through July 11, 2001.

(3)	Ms. Beene’s employment commenced October 1, 2001.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

The following table contains information with respect to the named executive officers concerning options granted during the year ended December 31, 2001.

Name (a)	Number of Securities Underlying Option/SARs(1) Granted (#) (b)	Percent of Total Option/SARs Granted To Employees In Fiscal Year (c)	Exercise of Base Price (S/Sh) (d)	Expiration Date (c)

Anthony Cappaze	100,000	15.4%	$1.00	1/1/06

Anthony Cappaze	100,000	15.4%	$1.10	5/1/06

Anthony Colasanti	100,000	7.7%	$1.00	1/1/06

Anthony Colasanti	150,000	23.1%	$1.10	5/1/06

Patricia Beene	175,000	26.9%	$1.00	10/1/06

(1)	There were no grants of Stock Appreciation Rights to the executive officers listed above during the fiscal year ended December 31, 2001.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
AND FY-END OPTION/SAR VALUES

Name	Shares Acquired on Exercise	Value Realized	Number of Unexercised Options as of December 31, 2001 Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at December 31, 2001(1) Exercisable/Unexercisable

Anthony Cappaze	0	—	600,000/0	$215,000/$0

Anthony Colasanti	0	—	650,000/0	$185,000/$0

Patricia Beene	0	—	50,000/125,000	$25,000/$87,500

(1)	Based on the closing bid price of Lighthouse’s common stock on D ecember 31 , 2001 ($1.50 per share), less the exercise price for the aggregate num ber of shares sub ject to the options.

Employment Agreements

Mr. Anthony Cappaze, Chairman and CEO, entered into a three-year employment agreement with Lighthouse in January 2000 which provides for an annual base salary of $150,000. Pursuant to the employment agreement, Mr. Cappaze was issued warrants to purchase an aggregate of 300,000 shares of common stock at an exercise price of $1.00 per share, vesting and exercisable in equal amounts on each anniversary date of the agreement. Further, pursuant to his employment agreement, Mr. Cappaze was granted options, which expire on January 1, 2007, to purchase 200,000 shares of common stock at an exercise price of $1.00 per share, 100,000 of which options are exercisable as of January 1, 2002, and the remainder exercisable on January 1, 2003.

Mr. Anthony Colasanti, Vice President, Secretary and General Counsel, previously an outside consultant to Lighthouse, entered into an employment agreement with Lighthouse as of February 2000 for a thirty-five month term expiring on December 31, 2002. The employment agreement provides for a base salary of $120,000 per year. Pursuant to such agreement, Lighthouse issued to Mr. Colasanti warrants to purchase an aggregate of 150,000 shares of common stock at an exercise price of $1.00 per share, vesting and exercisable in equal amounts on each anniversary date of the agreement. Further, Mr. Colasanti was also granted options, which expire on January 1, 2007, to acquire 200,000 shares of common stock at an exercise price of $1.00 per share, of which options to purchase 100,000 shares are exercisable as of January 1, 2002, and the remainder exercisable on January 1, 2003.

In May 2001, the Board of Directors elected to extend both Messrs. Cappaze’s and Colasanti’s employment agreement for an additional twelve month period such that the terms of their employment expire on December 31, 2004. Further, the amended employment agreements for each of Mr. Cappaze and Mr. Colasanti provided for an acceleration of the vesting provisions of the warrants granted under their employment agreements such that the warrants become immediately exercisable in full. In connection therewith, Mr. Colasanti’s employment agreement, his annual base salary was increased to $144,000 and the number of warrants granted under his contract were increased from 150,000 to 300,000 and were immediately exercisable.

Effective October 1, 2001, Lighthouse entered into a two-year employment agreement with Patricia Beene to serve in the capacity of Chief Financial Officer. For the period from October 1, 2001 to September 30, 2002, Ms. Beene will receive a salary at the rate of $125,000 per annum. Pursuant to her employment agreement, Ms. Beene was granted warrants to purchase 175,000 shares of Lighthouse’s common stock at an exercise price of $1.00 per share with 50,000 shares vesting upon each of the execution of the employment agreement contract and on the first anniversary thereof, with the balance of 75,000 shares vesting on the second anniversary of the agreement.

Messrs. Cappaze and Colasanti and Ms. Beene are individually referred to from time to time as “Employee” or collectively as “Employees” in this section. In addition to the base salaries, the Employees are entitled to merit increases in salaries during the term of the agreements in amounts and at such times as determined by the Board of Directors of Lighthouse. Lighthouse may terminate the employment of the Employees for death, disability, due cause or any reason it deems appropriate. In the event an Employee is terminated for other than death, disability or due cause, Lighthouse shall (i) pay to the Employee an amount equal to one and one half times his annual base salary at the annual rate then in effect in one payment and (ii) issue to (a) Messrs. Cappaze and Colasanti, warrants to purchase 200,000 shares of Lighthouse’s common stock at an exercise price of $1.00 per share and exercisable for period of five years from the date of termination and (b) issue to Ms. Beene, warrants to purchase 25,000 shares of Lighthouse’s common stock at an exercise price of $1.10 per share and exercisable for period of five years from the date of termination.

In the event of a change in control of Lighthouse, the Employees have the option to terminate their respective employment agreements within one year of such event and be entitled to receive an amount equal to two times the Employee’s annual salary. In such event, Messrs. Cappaze and Colasanti would also be granted warrants to purchase 200,000 shares of Lighthouse’s common stock, exercisable for a period of five years from the date of termination at an exercise price of $1.00 per share and Ms. Beene would be granted warrants to purchase 25,000 shares of Lighthouse’s common stock, exercisable for a period of five years from the date of termination at an exercise price of $1.10 per share.

Shareholder-Approved Option Plans

In March 2000, the Board of Directors adopted the 2000 Stock Option Plan (the “2000 Plan”), which was approved by the shareholders at the annual meeting held on August 21, 2000. Under the 2000 Plan, an aggregate of 1,115,000 shares of Lighthouse’s common stock has been reserved to be issued as bonuses (“Bonuses”) or upon the exercise of options (“Options”) granted thereunder. The 2000 Plan is intended to provide incentives to officers, directors, employees and other persons, including consultants and advisers, who contribute to the success of Lighthouse by offering them the opportunity to acquire an ownership interest in it. Under the terms of the 2000 Plan, options granted may be designated as options which qualify for incentive stock option treatment (“ISOs”) under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or options which do not so qualify (“Non-ISOs”). In addition, shares of common stock may be issued as Bonuses under the plan as compensation to eligible participants. As of the Record Date 78,767 Options have been granted under the 2000 Plan and no shares have been issued as Bonuses under the 2000 Plan.

The 2000 Plan is administered by the Stock Option Committee (the “Committee”), which may consist of either (i) a committee appointed by Lighthouse’s Board of Directors, or (ii) if no Committee has been appointed, Lighthouse’s Board of Directors.

The Committee is authorized to determine the eligible persons to whom, and the times and the price at which Options or Bonuses will be granted; whether Options shall be classified as incentive options or non-incentive options; and the number of shares subject to each Option. The Committee also may determine a vesting and/or forfeiture schedule for Bonuses and/or Options granted, the time or times when each Option becomes exercisable, the duration of the exercise period for Options and the form or forms of the agreements, certificates or other instruments evidencing grants made under the 2000 Plan. The Committee also may impose additional conditions or restrictions not inconsistent with the provisions of the 2000 Plan and may adopt, amend and rescind such rules and regulations as in its opinion may be advisable for the administration of the 2000 Plan. The Committee also has the power to interpret the 2000 Plan and the provisions in the instruments evidencing grants made under it, and is empowered to make all other determinations deemed necessary or advisable for the administration of it.

Participants in the 2000 Plan may be selected by the Committee from employees, officers and directors of, and consultants and advisors to, Lighthouse and its subsidiary and affiliated companies. The Committee may take into account the duties of persons selected, their present and potential contributions to the success of Lighthouse and such other considerations as the Committee deems relevant to the purposes of the 2000 Plan.

The grant of Options or Bonuses under the 2000 Plan does not confer any rights with respect to continuation of employment, and does not interfere with the right of the recipient or Lighthouse to terminate the recipient’s employment, although a specific grant of Options or Bonuses may provide that termination of employment or cessation of service as an employee, officer, director, or consultant may result in forfeiture or cancellation of all or a portion of the Bonuses or Options.

The exercise price of any ISO granted under the 2000 Plan must be no less than 100% of the “fair market value” of the Lighthouse’s common stock on the date of grant. Any ISO granted under the 2000 Plan to a person owning more than 10% of the total combined voting power of the common stock shall be at a price of no less than 110% of the fair market value per share on the date of grant. The aggregate fair market value of shares subject to options granted to a participant which are designated as ISOs which become exercisable in any calendar year may not exceed $100,000. The exercise price of any Non-ISO granted under the 2000 Plan must be no less than 80% of the fair market value on the date of grant. The exercise price of an Option may be paid in cash, in shares of Lighthouse’s common stock or other property having a fair market value equal to the exercise price of the Option, or in a combination of cash, shares and property. The Board of Directors shall determine whether or not property other than cash or common stock may be used to purchase the shares underlying an Option and shall determine the value of the property received.

The Committee may, in its sole discretion, grant bonuses or authorize loans to or guarantee loans obtained by an optionee to enable such optionee to pay any taxes that may arise in connection with the exercise or cancellation of an Option. Unless sooner terminated, the 2000 Plan will expire in 2010.

CERTAIN RELATIONSHIPS AND
RELATED TRANSACTIONS

Other than the transactions described below, none of Lighthouse’s directors or executive officers, nor any 5% owners, has been involved in any transaction with Lighthouse exceeding $60,000 that has occurred in the last two years.

For information concerning the terms of the employment agreements entered into between Lighthouse and Messrs. Anthony Cappaze and Anthony Colansanti and Ms. Patricia Beene, see the section of the Proxy Statement entitled “Employment Agreements”. In January 2001, in accordance with the terms of their employment agreements, warrants held by Messrs. Cappaze and Colasanti to purchase, at a price of $1.00 per share, 100,000 shares and 50,000 shares of common stock, respectively, vested and became exercisable. As discussed above, Mr. Cappaze was granted a total of 300,000 common stock purchase warrants and Mr. Colasanti was granted a total of 100,000 common stock purchase warrants in connection with their employment agreements. In May 2001, the Board of Directors elected to accelerate the vesting provisions of the remaining warrants previously granted to Messrs. Cappaze and Colasanti under their employment agreements so that all of their warrants to purchase shares of common stock became immediately exercisable. In addition, the warrants granted to Mr. Colasanti under his employment agreement were modified to increase the number of shares exercisable at each anniversary date from 50,000 to 100,000.

Certain transactions with Members of the Board of Directors

In January 2000, the Board of Directors voted to issue 120,000 shares of restricted common stock to Mr. Anthony Cappaze, Lighthouse’s Chairman and Chief Executive Officer, in lieu of outstanding salary for 1996 and 1997 of $102,000.

In October 2001, Cappaze Associates, LP, a New Jersey limited partnership, of which Mr. Cappaze is the Sole General Partner, agreed to pledge 350,000 shares of common stock of Lighthouse to secure the payments of the obligations of Lighthouse, Fast Ferry I Corp. and Fast Ferry II Corp. under a Loan and Security Agreement, pursuant to which Lighthouse borrowed $350,000.

In January 2000, Lighthouse granted Mr. Anthony Colasanti warrants to purchase 100,000 shares of common stock at an exercise price of $1.00 per share and expiring two years from the date of grant. These warrants were granted to Mr. Colasanti for services rendered in raising capital for Lighthouse.

In January 2000, the Board of Directors voted to issue 12,500 shares of restricted common stock to Mr. Colasanti in lieu of outstanding salary of $10,625. Mr. Colasanti directed

Lighthouse to issue the 12,500 shares to several individuals as gifts from Mr. Colasanti. Of the 12,500 shares, Mr. Colasanti gave a total of 5,000 shares to his two adult sons (2,500 shares each). Neither of these sons lives in Mr. Colasanti’s household, and none of the other individuals are related to Mr. Colasanti or reside in his household. Mr. Colasanti disclaims beneficial ownership of these shares. In June 2001, Lighthouse issued 6,600 shares of its common stock to Mr. Colasanti in lieu of payment of deferred salary in the amount of $6,667. In September 2001, Lighthouse issued 4,000 shares of its common stock to Mr. Colasanti in lieu of payment of deferred salary in the amount of $5,000.

Lighthouse rents its current office headquarters from CEC Realty, LLC, of which Mr. Colasanti is a principal. Pursuant to the lease agreement dated January 30, 2002, Lighthouse pays a monthly rental of $3,100 for the premises.

In October 2001, Lighthouse issued 5,000 shares of its restricted common stock to each of Mr. Gregory Hauke and Mr. Richard D. King, independent members of the Board of Directors, as part of the annual compensation for their services on the Board.

Certain transactions with principal shareholders.

In March 2000, Lighthouse issued 125,000 shares of its restricted common stock to the Viator Fund and 125,000 shares to the Orbiter Fund in consideration of a $1,000,000 bridge loan to Lighthouse. In July 2000, Lighthouse issued 125,000 shares of its restricted common stock to Lancer Offshore, Inc., in connection with its purchase of a senior convertible promissory note of Lighthouse in the principal amount of $500,000. The note issued in this transaction was to mature on December 10, 2000. As discussed below, the maturity date of this note has been extended until August 31, 2002.

In October 2000, Lighthouse issued 75,000 shares of its restricted common stock to Lancer Offshore, Inc., in connection with its purchase of a senior convertible promissory note issued by Lighthouse in the principal amount of $200,000. The note issued in this transaction was to mature on January 30, 2001. As discussed below, the maturity date of this note has been extended until August 31, 2002.

In December 2000, Lighthouse entered into an Amendment to Senior Promissory Note Agreement whereby it agreed to issue 350,000 shares of its restricted common stock to Lancer Offshore, Inc.; 250,000 shares of its restricted common stock to The Orbiter Fund, Ltd.; 250,000 shares of its restricted common stock to The Viator Fund, Ltd.; 150,000 shares of its restricted common stock to Lancer Partners, L.P.; 150,000 shares of its common stock to Joseph Giamanco; and 176,650 shares of its restricted common stock to Capital Research Ltd., in consideration of the extension of the maturity dates of an aggregate of $2,753,000 of Senior Convertible Promissory Notes held by the foregoing persons and the reduction of the conversion prices of such notes. The subject notes now mature on August 31, 2002 and are convertible at a per share price of $1.00.

In March 2001, Lighthouse issued 150,000 shares of its restricted common stock to Lancer Offshore Inc., as additional consideration for the issuance of a $275,000 senior convertible promissory note. The note issued in this transaction initially matured in July, 2001 but was subsequently extend until August 31, 2002. This note is convertible into shares of common stock at $1.00 per share.

In April 2001, Lighthouse issued 150,000 shares of its restricted common stock to Lancer Offshore Inc., as additional consideration for the issuance a $275,000 senior convertible promissory note. This note originally matured in July, 2001 but was subsequently extended until August 31, 2002. This note is convertible into shares of common stock at $1.00 per share.

In June 2001, Lighthouse issued 400,000 shares of its restricted common stock to Lancer Offshore Inc., as additional consideration for the issuance of a $700,000 senior convertible promissory note due October 31, 2001. This note is convertible into shares of common stock at $1.00 per share. The note must be repaid out of any financing greater than $3,000,000 received by Lighthouse. The maturity date of this note was extended until August 31, 2002.

In June 2001, Lighthouse entered into an Amendment to Senior Promissory Note Agreement whereby it agreed to issue a total of 1,326,500 shares of restricted common stock to the following entities: 475,000 shares to Lancer Offshore, Inc.; 250,000 shares to The Viator Fund, Ltd.; 275,000 shares to Lancer Partners, L.P.; 150,000 shares to Joseph Giamanco; and 176,650 shares to Capital Research Ltd., in consideration of the extension of the maturity dates of an aggregate of $2,853,000 of Senior Convertible Promissory Notes. These notes now mature on August 31, 2002. In connection with this transaction, Capital Research Ltd., was issued 50,000 shares of Lighthouse’s restricted common stock.

In June 2001, Lighthouse issued 40,000 shares of its restricted common stock to Capital Research Ltd., in consideration of its efforts in obtaining a $700,000 senior convertible promissory note issued to The Lancer Group, Inc. In July 2001, Capital Research, Ltd., was granted warrants to purchase a total of 97,500 shares of Lighthouse’s common stock exercisable for a period of five years at an exercise price of $1.25 per share, in connection with the issuance of an aggregate of $975,000 of senior promissory notes issued to The Lancer Group, Inc., the proceeds of which were received in April and June 2001. These notes mature on August, 31, 2002.

In October 2001, Lighthouse entered into an Amendment to Senior Promissory Note Agreement whereby it agreed to issue a total of 2,086,500 shares of its restricted common stock to the following entities: 1,150,000 to Lancer Offshore, Inc.; 250,000 shares to The Viator Fund, Ltd.; 275,000 shares to Lancer Partners, L.P.; 150,000 shares to Joseph Giamanco; and 261,500 shares to Capital Research Ltd. in consideration of the extension of the maturity dates of an aggregate of $3,723,000 of Senior Convertible Promissory Notes. These notes now mature on August 31, 2002. In connection therewith, Lighthouse issued to Capital Research, Ltd., 50,000 shares of Lighthouse’s restricted common stock, having a fair market value on the date of issuance of $55,000.

In December 2001, Lighthouse issued a total of 600,000 shares of its restricted common stock to Lancer Offshore, Inc., and The Orbiter Fund, Ltd., 500,000 shares and 100,000 shares, respectively, as additional consideration for the issuance of a $600,000 senior convertible promissory note. This note is due May 31, 2002 and is convertible into shares of common stock at $1.00 per share.

In March, June, September and December 2001, under the terms of a consulting agreement, Lighthouse issued to Capital Research a total of four warrants, each to purchase 50,000 shares of Lighthouse’s common stock, exercisable for a period of five years from date of grant. The warrants are exercisable at the fair market value of Lighthouse’s common stock as of date of grant or $1.30, $1.65, $1.40 and $1.56, respectively.

SHAREHOLDER PROPOSALS

Proposals of shareholders intended to be presented at Lighthouse’s 2003 Annual Meeting of Shareholders must be received by Lighthouse on or prior to February 7, 2003 to be eligible for inclusion in its proxy statement and form of proxy to be used in connection with the 2003 Annual Meeting of Shareholders.

FINANCIAL INFORMATION

A COPY OF LIGHTHOUSE’S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED WITHOUT THE ACCOMPANYING EXHIBITS, WHICH EXHIBITS SHALL BE FURNISHED TO SHAREHOLDERS, IF REQUESTED, UPON PAYMENT TO LIGHTHOUSE OF REASONABLE EXPENSES INCLUDING PHOTOCOPYING AND MAILING EXPENSES, TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST THEREFOR SENT TO ANTHONY COLASANTI, SECRETARY, LIGHTHOUSE FAST FERRY, INC., 195 FAIRFIELD AVENUE, SUITE 3C, WEST CALDWELL, NEW JERSEY 07006. Each such request must set forth a good faith representation that as of June 6, 2002 the person making the request was the beneficial owner of shares of Lighthouse common stock entitled to vote at the 2002 Annual Meeting of Shareholders.

OTHER BUSINESS

As of the date of this Proxy Statement, the foregoing is the only business which the Board of Directors intends to present, and is not aware of any other matters which may come before the meeting. If any other matter or matters are properly brought before the Annual Meeting, or any adjournments thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their judgment.

By Order of the Board of Directors

ANTHONY COLASANTI, Secretary

Dated: June 7, 2002

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF IT IS MAILED IN THE UNITED STATES OF AMERICA.

LIGHTHOUSE FAST FERRY, INC.
Annual Meeting of Shareholders – July 10, 2002
PROXY SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Anthony Cappaze and Anthony Colasanti, and each of them, proxies, with full power of substitution to each, to vote all common shares of LIGHTHOUSE FAST FERRY, INC., owned by the undersigned at the Annual Meeting of Shareholders of LIGHTHOUSE FAST FERRY, INC. to be held on Wednesday, July 10, 2002 and at any adjournments thereof, hereby revoking any proxy heretofore given. The undersigned instructs such proxies to vote:

1.	Election of Directors
	FOR all nominees listed below	WITHHOLD AUTHORITY to
	(except as marked to the contrary below ☐	vote for the nominees listed below ☐

(Instruction: To withhold authority for any individual nominee, strike a line through the nominee’s name in the list below)

Nominees for Directors to serve until the 2003 Annual Meeting:

Anthony Cappaze	Anthony Colasanti
Gregory Hauke	Richard D. King

and to vote upon any other business as may properly come before the meeting or any adjournment thereof, all as described in the Proxy Statement dated June 7, 2002, receipt of which is hereby acknowledged.

Either of the proxies or their respective substitutes, who shall be present and acting shall have and may exercise all the powers hereby granted.

The shares represented by this proxy will be voted FOR the election of four Directors unless contrary instructions are given. Said proxies will use their discretion with respect to any other matters which properly come before the meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. PLEASE SIGN AND RETURN THE PROXY IN THE ENCLOSED ENVELOPE.

Dated:                                                                     , 2002

(Please date and sign exactly as name appears at left. For joint accounts, each joint owner should sign. Executors, administrators, trustees, etc., should also so indicate when signing.)